Exhibit 4.3

AQUA AMERICA, INC.,

as Issuer,

AND

U.S. BANK N.A.,

as Trustee

Third Supplemental Indenture

Dated as of April 26, 2019

to Indenture

Dated as of April 23, 2019

$400,000,000 3.566% Senior Notes due 2029

$500,000,000 4.276% Senior Notes due 2049

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THIRD SUPPLEMENTAL INDENTURE dated as of April 26, 2019 (this “Supplemental Indenture”) between AQUA AMERICA, INC., a Pennsylvania corporation (the “Company”), and U.S. BANK N.A., a national banking association, as trustee (the “Trustee”), supplementing the Indenture dated as of April 23, 2019, between the Company and the Trustee (such Indenture, as previously supplemented by the First Supplemental Indenture dated as of April 23, 2019 between the Company and the Trustee, the “Base Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the Base Indenture to provide for, among other things, the issuance of unsecured debt securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 3.01 and Section 9.01(7) of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of two series of Securities (each, a “series”) designated as its (i) 3.566% Senior Notes due 2029 (the “2029 Notes”) and (ii) 4.276% Senior Notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Notes”), substantially in the form attached as Exhibits A-I and A-II hereto, respectively, on the respective terms set forth herein;

WHEREAS, the Company now wishes to issue 2029 Notes and 2049 Notes in an aggregate initial principal amount of $400,000,000 and $500,000,000, respectively; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

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ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.      Scope of Supplemental Indenture; General. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 2029 Notes and the 2049 Notes (which shall be initially in the aggregate initial principal amount of $400,000,000 and $500,000,000, respectively) and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. This Supplemental Indenture shall, where applicable, supersede any corresponding provisions in the Base Indenture.

Section 1.02.      Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)       the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)       all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture;

(iii)       all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein; and

(iv)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“2029 Notes” has the meaning ascribed to it in the Recitals hereof.

“2049 Notes” has the meaning ascribed to it in the Recitals hereof.

“2029 Notes Maturity Date” has the meaning ascribed to it in Section 2.04(a).

“2049 Notes Maturity Date” has the meaning ascribed to it in Section 2.04(a).

“Acquisition” has the meaning ascribed to it in Section 4.01(c).

“Acquisition Agreement” has the meaning ascribed to it in Section 4.01(c).

“Additional Notes” has the meaning ascribed to it in Section 2.01(a).

“Applicable Par Call Date” means (i) with respect to the 2029 Notes, February 1, 2029 (three months prior to the Maturity Date of such Notes) and (ii) with respect to the 2049 Notes, November 1, 2048 (six months prior to the Maturity Date of such Notes).

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“Applicable Spread” means (i) with respect to the 2029 Notes, 20 basis points and (ii) with respect to the 2049 Notes, 25 basis points.

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“close of business” means 5:00 p.m. (New York City time).

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Comparable Treasury Issue” means, with respect to each series of Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such series of Notes to be redeemed (assuming that such series of Notes matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date for a series of Notes to be redeemed, (i) if the Independent Investment Banker obtains four or more applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than four applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Global Note” means any Note that is a Global Security.

“Holder” means the Person in whose name a Note is registered on the Security Registrar’s books.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any such supplemental indenture, respectively.

“Independent Investment Banker” means, with respect to each series of Notes, one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

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“Interest Payment Date” has the meaning ascribed to it in Section 2.04(b).

“LDC” has the meaning ascribed to it in Section 4.01(c).

“Maturity Date” means (i) with respect to the 2029 Notes, the 2029 Notes Maturity Date and (ii) with respect to the 2049 Notes, the 2049 Notes Maturity Date.

“Notes” has the meaning ascribed to it in the preamble hereof.

“Optional Redemption Date” has the meaning ascribed to it in Section 3.02(a).

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of or any premium or interest on any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Prospectus Supplement” means the preliminary prospectus supplement dated April 24, 2019, as supplemented by the related pricing term sheet dated April 24, 2019, related to the offering and sale of the Notes.

“Redemption Date,” when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture (including, without limitation, the Special Mandatory Redemption Date, if applicable).

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to the Indenture.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date for a series of Notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for such series of Notes to be redeemed on such Optional Redemption Date (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Optional Redemption Date.

“Reference Treasury Dealers” mean, with respect to each series of Notes, (i) RBC Capital Markets, LLC and Goldman Sachs & Co. LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Regular Record Date” has the meaning ascribed to it in Section 2.04(b).

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“Special Mandatory Redemption” has the meaning ascribed to it in Section 4.01(a).

“Special Mandatory Redemption Date” has the meaning ascribed to it in Section 4.01(c).

“Special Mandatory Redemption Event” has the meaning ascribed to it in Section 4.01(a).

“Special Mandatory Redemption Outside Date” has the meaning ascribed to it in Section 4.01(a).

“Special Mandatory Redemption Price” has the meaning ascribed to it in Section 4.01(a).

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Surviving Person” has the meaning ascribed to it in Section 5.01.

“Treasury Rate” means, with respect to any Optional Redemption Date applicable to a series of Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for such series of the Notes to be redeemed on such Optional Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such Optional Redemption Date.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

ARTICLE 2

THE SECURITIES

Section 2.01.      Title and Terms; Additional Notes

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(a)               There is hereby authorized a series of Securities designated the “3.566% Senior Notes due 2029” and a series of Securities designated the “4.276% Senior Notes due 2049” limited in aggregate initial principal amount to $400,000,000 and $500,000,000, respectively, which amounts shall be as set forth in any written order of the Company for authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture. The Company may, from time to time, without the consent of the Holders of Notes, create and issue additional Notes (“Additional Notes”) ranking equally with a particular series of Notes in all respects so that such Additional Notes shall form a single series with such Notes and shall have the same terms as such Notes, except for the public offering price, the issue date and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes; provided that (i) if the Additional Notes are not fungible with the Outstanding Notes of the applicable series for U.S. federal income tax purposes, the Additional Notes will have one or more separate CUSIP numbers and (ii) no Additional Notes of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of Notes.

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(b)               The Indenture shall not limit the total aggregate principal amount of Additional Notes that the Company may issue hereunder.

Section 2.02.      Form of the Notes; Global Securities; Initial Depositary; Legend.

(a)               The Notes will initially be issued only in full registered form without coupons. The Notes of each series shall be issued in whole or in part in the form of one or more Global Securities in substantially the form set forth in Exhibit A-I or A-II hereto, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes of such series may be listed or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

(b)               Each Global Security shall initially be deposited with, or on behalf of, The Depository Trust Company, as the initial Depositary, and registered in the name of Cede & Co., as nominee of the Depositary. For so long as The Depository Trust Company serves as the Depositary with respect to any such Global Securities, such Global Securities authenticated and delivered hereunder shall bear a legend in substantially the following form:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.03.      Minimum Denomination. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04.      Stated Maturity; Interest Rates; Regular Record Date.

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(a)               The Stated Maturity of the 2029 Notes shall be May 1, 2029 (the “2029 Notes Maturity Date”) and the Stated Maturity of the 2049 Notes shall be May 1, 2049 (the “2049 Notes Maturity Date”).

(b)               The 2029 Notes shall bear interest at the rate of 3.566% per annum and the 2049 Notes shall bear interest at the rate of 4.276% per annum, in each case computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes of each series will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019 (each, an “Interest Payment Date”) to the Person in whose name the Note is registered at the close of business on the immediately preceding April 15 and October 15, respectively (each, a “Regular Record Date”). Interest on the Notes of each series will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid from April 26, 2019 to but excluding the Interest Payment Date or other date of payment for which accrued interest is paid, until the principal hereof is paid or made available for payment.

(c)               Anything in the Indenture to the contrary notwithstanding, if any Interest Payment Date, Redemption Date or Maturity of the Notes of a series is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. In that case, no interest will accrue on the amount payable on the Notes of such series for the period from and after the applicable Interest Payment Date, Redemption Date or Maturity, as the case may be, to the date of such payment on the next Business Day.

Section 2.05.      No Sinking Fund; Not Redeemable at Option of Holders. (a) The Notes of each series will not be subject to a sinking fund and the provisions of Article XII of the Base Indenture shall not apply to the Notes; and (b) the Notes will not otherwise be repayable or redeemable at the option of the Holders.

Section 2.06.      Paying Agent and Security Registrar. The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the Notes. The Notes shall be payable at the Corporate Trust Office of the Trustee.

Section 2.07.      No Conversion. The provisions of Article XV of the Base Indenture shall not apply to the Notes.

Section 2.08.      No Prohibitions on Tender Offers; Repurchases of Notes. Nothing in the Indenture shall prohibit the purchase of Notes by the Company by tender offer, in the open market or by private agreement, subject to applicable law.

Section 2.09.      Other Terms of the Notes. The other terms of the 2029 Notes and the 2049 Notes shall be as expressly set forth herein and in Exhibits A-I and A-II hereto, respectively.

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ARTICLE 3

OPTIONAL REDEMPTION BY THE COMPANY

The provisions of Article XI of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Article 3.

Section 3.01.      Optional Redemption.

(a)               Prior to the Applicable Par Call Date, the Company may at its option redeem the Notes of a series, in whole or in part, at any time or from time to time, at a Redemption Price in respect of the Notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Optional Redemption Date therefor:

(i)                 100% of the aggregate principal amount of such Notes being redeemed on such Optional Redemption Date; and

(ii)              the sum of the present values of the remaining scheduled payments of principal and interest on such Notes being redeemed that would be due if the series of such Notes to be redeemed matured on the Applicable Par Call Date (not including any portion of such payments of interest accrued to such Optional Redemption Date) discounted to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Applicable Spread for the series of such Notes to be redeemed.

(b)               On and after the Applicable Par Call Date, the Company may at its option redeem the Notes of a series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of such Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Optional Redemption Date therefor.

(c)               If the Company redeems Notes of a series at its option, then (a) notwithstanding the foregoing (and without duplication), installments of interest on the Notes of such series that are due and payable on any Interest Payment Date falling on or prior to an Optional Redemption Date for the Notes of such series will be payable on that Interest Payment Date to the Holders thereof as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date, according to the terms of the Notes of such series and the Indenture and (b) the Redemption Price for such Notes will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.02.      Notice of Optional Redemption; Deposit of Redemption Price.

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(a)               If the Company elects to redeem the Notes of a series, in whole or in part, at its option pursuant to Section 3.01, the Company (or, at the Company’s request, the Trustee on behalf of the Company) shall transmit notice of such redemption at least 10 days but not more than 60 days before the Redemption Date for such redemption (any such Redemption Date, as delayed pursuant to Section 3.04, if applicable, an “Optional Redemption Date”) to each registered Holder of the Notes of the particular series to be redeemed in whole or in part. Such notice of redemption shall specify the aggregate principal amount of such Notes to be redeemed (or, if such Notes are to be redeemed in whole, that such Notes are to be redeemed in whole), the CUSIP and ISIN numbers of such Notes to be redeemed, the date fixed as the Optional Redemption Date for such redemption, the Redemption Price for such Notes to be redeemed (or if not then ascertainable, the manner of calculation thereof), any conditions applicable to such redemption, the place or places of payment and that payment will be made upon presentation and surrender of such Notes. In addition, if any conditions are applicable to such redemption, such notice of redemption shall state that the Company may delay the Optional Redemption Date for such redemption until such time as any or all such conditions shall be satisfied, and may rescind any related notice of redemption, in which case such redemption shall not occur, in the event that any or all such conditions shall not have been satisfied by the date fixed as the Optional Redemption Date or, if applicable, by the Optional Redemption Date so delayed.

(b)               Once notice of redemption is sent to Holders, Notes called for redemption will, subject to satisfaction of the conditions, if any, set forth in such notice of redemption, become due and payable on the Optional Redemption Date for such Notes at the Redemption Price for such series of Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, such Optional Redemption Date. On or before 12:00 p.m. (New York City time) on such Optional Redemption Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.03 of the Base Indenture) an amount of U.S. Dollars sufficient to redeem on such Optional Redemption Date all of such Notes so called for redemption and that become so due and payable at the appropriate Redemption Price for such Notes, together with accrued and unpaid interest thereon, if any, to, but excluding, such Optional Redemption Date. Unless the Company defaults in payment of the Redemption Price for the Notes called for redemption or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, such Optional Redemption Date, commencing on such Optional Redemption Date interest on such Notes so called for redemption and that become so due and payable will cease to accrue and Holders of such Notes will have no rights with respect to such Notes except the right to receive the Redemption Price for such Notes and unpaid interest thereon, if any, to, but excluding, such Optional Redemption Date.

Section 3.03.      Partial Redemption. If fewer than all of the Notes of a particular series are to be redeemed by the Company pursuant to Section 3.01, selection of such Notes to be redeemed will be made pro rata or by lot by the Trustee, or by such other method as the Trustee shall deem fair and appropriate; provided that if all of the Notes of such series are represented by one or more Global Securities, interests in the Notes of such series to be redeemed will be selected for redemption by the Depositary in accordance with its standard procedures therefor. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. No Notes of a principal amount of $2,000 or less shall be redeemed in part.

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Section 3.04.      Conditional Redemption. Any redemption pursuant to this Article 3 may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption pursuant to this Article 3 is subject to the satisfaction of one or more conditions precedent, the Company may delay the Optional Redemption Date for such redemption until such time as any or all such conditions shall be satisfied, and may rescind any related notice of redemption, in which case such redemption shall not occur, in the event that any or all such conditions shall not have been satisfied by the date fixed as the Optional Redemption Date or, if applicable, by the Optional Redemption Date so delayed.

ARTICLE 4

SPECIAL MANDATORY REDEMPTION

Section 4.01.      Special Mandatory Redemption.

(a)               If (i) the Acquisition (as defined below) has not been consummated on or prior to April 22, 2020 (the “Special Mandatory Redemption Outside Date”), (ii) on or prior to the Special Mandatory Redemption Outside Date and prior to the consummation of the Acquisition, the Acquisition Agreement (as defined below) is terminated or (iii) prior to the consummation of the Acquisition the Company otherwise publicly announces that the Acquisition will not be consummated (each, a “Special Mandatory Redemption Event”), then the Company will be required to redeem (the “Special Mandatory Redemption”) each series of the Outstanding Notes on the Special Mandatory Redemption Date (as defined below) at a Redemption Price equal to 101% of the aggregate principal amount of the Outstanding Notes of such series (the “Special Mandatory Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date.

(b)               Notwithstanding the foregoing (and without duplication), installments of interest on the Notes of a series that are due and payable on any Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders thereof as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date, according to the terms of the Notes of such series and the Indenture.

(c)               Solely for purposes of this Article 4, the following terms have the meanings ascribed to them below:

“Acquisition” means the Company’s acquisition of all of the issued and outstanding limited liability company membership interests of LDC, the parent of a group of natural gas companies, in accordance with the Acquisition Agreement.

“Acquisition Agreement” means the Purchase Agreement dated October 22, 2018, by and between LDC Parent LLC, a Delaware limited liability company and an indirect owner of 100% of the outstanding limited liability company interests of LDC, as the same may be amended or supplemented from time to time.

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“LDC” means LDC Funding LLC, a Delaware limited liability company.

“Special Mandatory Redemption Date” means the 20th day (or if such day is not a Business Day, the first Business Day thereafter) after the occurrence of a Special Mandatory Redemption Event.

Section 4.02.      Notice of Special Mandatory Redemption; Deposit of Redemption Price.

(a)               The Company will cause the notice of Special Mandatory Redemption to be transmitted, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event, to each registered Holder of Notes. Such notice shall state, in addition to the other matters required by the Indenture, that a Special Mandatory Redemption Event has occurred (and shall describe generally the nature of such event) and that all of the Outstanding Notes will be redeemed on the Special Mandatory Redemption Date set forth in such notice.

(b)               Once notice of Special Mandatory Redemption is sent to Holders, the Notes of each series will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price for such series, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, and will be paid upon surrender thereof for redemption. Unless the Company defaults in payment of the Special Mandatory Redemption Price for a particular series of Notes or in the payment of accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date, commencing on the Special Mandatory Redemption Date interest will cease to accrue on the Notes of such series and Holders of such Notes will have no rights with respect to such Notes except the right to receive the Special Mandatory Redemption Price for such Notes and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date.

(c)               To the extent not otherwise set forth in Section 4.01 or in Section 4.02(a), the provisions of Sections 11.04 through 11.06 of the Base Indenture shall apply to any redemption pursuant to Section 4.01 except to the extent that any provision of Sections 11.04 through 11.06 of the Base Indenture conflicts with any provision of Section 4.01 or Section 4.02(a) or (b), in which case the provisions of Section 4.01 or Section 4.02 (a) or (b), as applicable, shall govern and be controlling.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.      Amendments to Article VIII of the Base Indenture. For purposes of the Notes, Section 8.01 of the Base Indenture shall be amended and restated in its entirety to the following:

“Section 8.01 When Company May Merge, Etc. The Company shall not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

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(1) (i) the Company is the continuing entity (in the case of a merger) or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety (any such other entity being referred to herein as the “Surviving Person”), is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of principal, premium and interest on the Notes and the performance of all of the covenants under this Indenture;

(2) immediately after giving effect to the transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default under this Indenture, has or will have occurred and be continuing; and

(3) if a supplemental indenture is required in connection with such transaction, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided relating to such transaction have been satisfied.”

ARTICLE 6

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 6.01.      Amendments to Article IX of the Base Indenture.

(a)               For purposes of the Notes, Section 9.01 of the Base Indenture shall be amended and restated in its entirety with the following:

“Section 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency in this Indenture; or

(2) to provide for the assumption by a successor corporation as set forth in Article VIII; or

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

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(4) to evidence and provide for the acceptance of appointment with respect to the Notes by a successor Trustee in accordance with this Indenture, and add or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(5) to secure the Notes; or

(6) to add guarantees with respect to the Notes; or

(7) to add covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company; or

(8) to make any change that does not adversely affect the rights of any Holder in any material respect; or

(9) to conform the provisions of this Indenture or the Notes to any provision of the “Description of the Notes” section in the Prospectus Supplement.”

(b)               For purposes of the Notes, Section 9.02(3) of the Base Indenture shall be amended and restated in its entirety with the following:

“(3) modify any of the provisions of this Section or Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(8), or”.

ARTICLE 7

NO REDEMPTION UPON A DESIGNATED EVENT AND A RATING DECLINE

Section 7.01.      Article XIII of the Base Indenture Inapplicable. Article XIII of the Base Indenture shall not apply to the Notes.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.      Amendments to Article XIV of the Base Indenture. For purposes of the Notes, the word “money” in clauses (A) and (B) of Section 14.04(1) of the Base Indenture shall be deemed replaced with the words “U.S. Dollars.”

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ARTICLE 9

MISCELLANEOUS

Section 9.01.      Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be. Wherever this Supplemental Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Supplemental Indenture.

Section 9.02.      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.03.      Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 9.04.      Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.05.      Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Persons, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.06.      Governing Law and Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE SECURITIES.

Section 9.07.      Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

14

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of the page intentionally left blank]

15

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AQUA AMERICA, INC., as the Company

By:	/s/ Christopher P. Luning
Name: Christopher P. Luning
Title: Executive Vice President, General Counsel and Secretary

U.S. BANK N.A., as Trustee

By:	/s/ Gregory P. Guim
Name: Gregory P. Guim
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A-I

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*[1]

* Include only if a Global Note.

A-I - 1

EXHIBIT A-I

AQUA AMERICA, INC.
3.566% SENIOR NOTES DUE 2029

No. __________	$ __________

CUSIP No.: 03836WAB9
ISIN No.: US0383WAB90

AQUA AMERICA, INC., a Pennsylvania corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns (the “Holder”), the initial principal amount of ______________ ($________) on May 1, 2029 and to pay accrued but unpaid interest thereon semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019 (each, an “Interest Payment Date”). Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid from April 26, 2019 to but excluding the Interest Payment Date or other date of payment for which accrued interest is paid, at the rate of 3.566% per annum, until the principal hereof is paid or made available for payment.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 and October 15 immediately preceding the relevant Interest Payment Date, as applicable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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EXHIBIT A-I

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AQUA AMERICA, INC.,

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. Bank N.A., as Trustee, certifies
that this is one of the Securities of the series
designated herein referred to in the within
mentioned Indenture.

Dated:

U.S. BANK N.A., as Trustee

By:
Authorized Signatory

A-I - 3

EXHIBIT A-I

[REVERSE OF NOTE]

AQUA AMERICA, INC.

3.566% Senior Notes due 2029

This Note is one of a duly authorized series of Securities of the Company designated as its 3.566% Senior Notes due 2029 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of April 23, 2019, between the Company and U.S. Bank N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 23, 2019 between the Company and the Trustee, dated as of April 23, 2019 (the “First Supplemental Indenture”), and the Third Supplemental Indenture, dated as of April 26, 2019 (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”) between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indentures, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

The Notes may be redeemed at the option of the Company prior to their Stated Maturity, as provided in Article 3 of the Supplemental Indenture.

The Supplemental Indenture provides that upon the occurrence of a Special Mandatory Redemption Event, the Company shall redeem this Note upon the terms and subject to the conditions set forth in Article 4 of the Supplemental Indenture. Section 4.02 of the Supplemental Indenture provides that the Company will cause the notice of Special Mandatory Redemption to be transmitted, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event, to each registered Holder of Notes.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes of this series may be declared due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

A-I - 4

EXHIBIT A-I

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes will be issued only in full registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

A-I - 5

EXHIBIT A-I

No recourse shall be had for the payment of any premium, principal or interest on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

A-I - 6

EXHIBIT A-I

 ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)
(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

A-I - 7

EXHIBIT A-I

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

A-I - 8

EXHIBIT A-II

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*[2]

* Include only if a Global Note.

A-II - 1

EXHIBIT A-II

AQUA AMERICA, INC.
4.276% SENIOR NOTES DUE 2049

No. __________	$ __________

CUSIP No.: 03836WAC7
ISIN No.: US03836WAC73

AQUA AMERICA, INC., a Pennsylvania corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns (the “Holder”), the initial principal amount of ______________ ($________) on May 1, 2049 and to pay accrued but unpaid interest thereon semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019 (each, an “Interest Payment Date”). Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid from April 26, 2019 to but excluding the Interest Payment Date or other date of payment for which accrued interest is paid, at the rate of 4.276% per annum, until the principal hereof is paid or made available for payment.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 and October 15 immediately preceding the relevant Interest Payment Date, as applicable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

A-II - 2

EXHIBIT A-II

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AQUA AMERICA, INC.,

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. Bank N.A., as Trustee, certifies
that this is one of the Securities of the series
designated herein referred to in the within
mentioned Indenture.

Dated:

U.S. BANK N.A., as Trustee

By:
Authorized Signatory

A-II - 3

EXHIBIT A-II

[REVERSE OF NOTE]

AQUA AMERICA, INC.

4.276% Senior Notes due 2049

This Note is one of a duly authorized series of Securities of the Company designated as its 4.276% Senior Notes due 2049 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of April 23, 2019, between the Company and U.S. Bank N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 23, 2019 between the Company and the Trustee, dated as of April 23, 2019 (the “First Supplemental Indenture”), and the Third Supplemental Indenture, dated as of April 26, 2019 (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”) between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indentures, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

The Notes may be redeemed at the option of the Company prior to their Stated Maturity, as provided in Article 3 of the Supplemental Indenture.

The Supplemental Indenture provides that upon the occurrence of a Special Mandatory Redemption Event, the Company shall redeem this Note upon the terms and subject to the conditions set forth in Article 4 of the Supplemental Indenture. Section 4.02 of the Supplemental Indenture provides that the Company will cause the notice of Special Mandatory Redemption to be transmitted, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event, to each registered Holder of Notes.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes of this series may be declared due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

A-II - 4

EXHIBIT A-II

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes will be issued only in full registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

A-II - 5

EXHIBIT A-II

No recourse shall be had for the payment of any premium, principal or interest on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

A-II - 6

EXHIBIT A-II

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)
(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

A-II - 7

EXHIBIT A-II

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

A-II - 8